EXHIBIT INDEX


Exhibit 99.1                 Press Release, dated August 15, 2003.

                                                                   EXHIBIT 99.1

                         FIRST SOUTHERN BANCSHARES, INC.
                        ANNOUNCES SECOND QUARTER RESULTS
                            AND RESTATEMENT OF FIRST
                            QUARTER RESULTS FOR 2003


Florence, AL. - August 15, 2003 - First Southern Bancshares, Inc. (the "Company"), the holding company for First Southern Bank (the "Bank"), reported unaudited basic income applicable to common shareholders of $46,000, or $0.04 per diluted common share, for the second quarter ended June 30, 2003, as compared to a basic loss applicable to common shareholders of $(380,000), or $(0.30) per diluted common share, for the second quarter of 2002. For the six months ended June 30, 2003, the Company reported unaudited basic income applicable to common shareholders of $17,000, or $0.01 per diluted common share, as compared to a basic loss applicable to common shareholders of $(1,152,000), or $(0.92) per diluted common share, for the six months ended June 30, 2002. The basic income (loss) applicable to common shareholders and per diluted common share amounts reflect the impact of cumulative dividends, accrued incentive payments and the accretion of the mandatory redemption premiums on the Company's preferred stock for the periods reported.

The Company's $426,000 improvement in operations for the second quarter of 2003 as compared to the second quarter of 2002 is the result of several fundamental factors. The Company's provision for loan loss decreased $302,000 from a $113,000 provision in the second quarter of 2002 to a recovery of $189,000 in the second quarter of 2003. The recovery of $189,000 in loan loss reserve during the second quarter of 2003 is the result of a continued decrease in the level of classified loans and net charge-offs. Noninterest income increased $18,000 in the second quarter of 2003 as compared to the second quarter of 2002 and noninterest expense decreased $212,000, or 17%, in the second quarter of 2003 as compared to the second quarter of 2002. The decrease in noninterest expense was primarily the result of decreases in compensation expense and professional fees. The improvements discussed above were partially offset by a $41,000 decrease in net interest income and a $65,000 change in income tax expense for the second quarter of 2003 as compared to the second quarter of 2002. The $41,000, or 5%, decrease in net interest income was on a significantly smaller average earning asset base in the second quarter of 2003 as compared to the second quarter of 2002, primarily due to the sale of two branches in September 2002. The Bank's average earning assets were $86.5 million in the second quarter of 2003 as compared to an average of $104.6 million for the second quarter of 2002, a decrease of 17%.

The Company also reported the restatement of the previously reported results for the first quarter of 2003 from a basic income applicable to common shareholders of $43,000, or $0.03 per diluted common share, to a $(29,000) basic loss applicable to common shareholders, or $(0.02) per diluted common share. The restatement, totaling $72,000, related to the Bank's accounting for interest income on nonaccrual loans returned to an accrual status or paid off during the first quarter of 2003. As initially reported, the Bank recognized $54,000 of interest income previously applied to principal upon returning certain nonaccrual loans to accrual status during the quarter. This amount should have been recognized as an increase to the effective yield over the remaining contractual lives of the loans. Also, the Bank recognized $18,000 of interest income on a nonaccrual loan paid off during the quarter that should have been recorded as a partial recovery of a principal balance previously charged off through a credit to the Bank's allowance for loan losses.

For a complete analysis of the Company's restated results of operations for the first quarter of 2003, and the results of operations for the second quarter and six months ended June 30, 2003 and 2002, please refer to Form 10-QSB/A and Form 10-QSB, respectively, as filed with the Securities and Exchange Commission. Unaudited condensed financial statements and other financial data as of and for the periods ended June 30, 2003, are attached to this release.

The Company is headquartered in Florence, Alabama, and the Bank operates through its main/executive office in Florence and two full-service offices in Killen and Muscle Shoals.

THIS PRESS RELEASE MAY CONTAIN "FORWARD-LOOKING STATEMENTS" AS DEFINED UNDER THE FEDERAL SECURITIES LAWS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO NUMEROUS ASSUMPTIONS, RISKS AND UNCERTAINTIES BECAUSE OF THE POSSIBILITY OF CHANGES IN UNDERLYING FACTORS AND ASSUMPTIONS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS FOR A VARIETY OF FACTORS INCLUDING: THE ABILITY OF THE BANK TO COMPLY WITH THE REGULATORY REQUIREMENTS AND AGREEMENTS APPLICABLE TO IT; SHARP AND RAPID CHANGES IN INTEREST RATES; SIGNIFICANT CHANGES IN THE ECONOMIC SCENARIO FROM THE CURRENT ANTICIPATED SCENARIO WHICH COULD MATERIALLY CHANGE ANTICIPATED CREDIT QUALITY TRENDS AND THE ABILITY TO GENERATE LOANS; SIGNIFICANT DELAY IN OR INABILITY TO EXECUTE STRATEGIC INITIATIVES DESIGNED TO INCREASE CAPITAL, REDUCE NON-PERFORMING LOANS AND CLASSIFIED ASSETS, GROW REVENUES AND CONTROL EXPENSES; AND SIGNIFICANT CHANGES IN ACCOUNTING, TAX OR REGULATORY PRACTICES OR REQUIREMENTS. BECAUSE OF THE RISKS AND UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THEM, WHETHER INCLUDED IN THIS PRESS RELEASE OR MADE ELSEWHERE FROM TIME TO TIME BY THE COMPANY OR ON ITS BEHALF. EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW OR REGULATION, THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.


CONTACT:  First Southern Bancshares, Inc., Florence, Alabama
          Roderick V. Schlosser, Executive Vice President and CFO
          (256) 718-4206



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

                                                      UNAUDITED
                                               CONDENSED BALANCE SHEETS
                                                    (IN THOUSANDS)

                                           June 30, 2003           December 31, 2002        June 30, 2002
                                           -------------           -----------------        -------------

Cash and investments                       $     22,260              $      22,493            $      35,066
Loans receivable, net                            67,808                     67,640                   77,823
Other assets                                      5,960                      5,219                    8,371
                                           ------------              -------------            -------------
Total assets                                     96,028                     95,352                  121,260
                                           ============              =============            =============
Deposits                                         81,376                     81,048                  107,773
Borrowings                                        7,727                      7,738                    7,786
Other liabilities                                   305                        232                      246
Redeemable preferred stock                        5,468                      5,190                    4,913
Common stockholders' equity                       1,152                      1,144                      542
                                           ------------              -------------            -------------
Total liabilities and stockholders' equity $     96,028              $      95,352            $     121,260
                                           ============              =============            =============




                                                          UNAUDITED
                                                   CONDENSED STATEMENT OF
                                                        OPERATIONS
                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                             Three Months Ended June 30,          Six Months Ended June 30,
                                             ----------------------------        ----------------------------
                                                2003              2002               2003            2002
                                             -----------     ------------        -----------     -----------



Interest income                              $    1,283      $      1,729        $     2,554     $    3,573
Interest expense                                    509               914              1,065          1,992
                                             -----------     ------------        ------------    -----------
Net interest income                                 774               815              1,489          1,581
Provision (recovery) for (of) loan losses          (189)              113               (389)           283
                                             -----------     ------------        ------------    -----------
Net interest income after provision
    for loan losses                                 963               702              1,878          1,298
Noninterest income                                  263               245                493            468
Noninterest expense                               1,036             1,248              2,071          2,554
                                             -----------     ------------        ------------   ------------
Income (loss) before income taxes                   190              (301)               300           (788)
Income tax expense (benefit)                          5               (60)                 5            (60)
                                             -----------     -------------       ------------   -------------
Net income (loss)                                   185              (241)               295           (728)
Cumulative dividend arrearage and premium
  accretion on preferred stock                      139               139                278            424
                                             -----------     -------------       ------------   ------------
Basic income (loss) applicable to
  common shareholders                        $       46      $       (380)       $        17    $    (1,152)
                                             ===========     =============       ============   ============
Diluted earnings (loss) per common share     $     0.04      $      (0.30)       $      0.01    $     (0.92)
                                             ==========      =============       ============   ============




                                                          UNAUDITED
                                                  OTHER BALANCE SHEET DATA
                                                    (DOLLARS IN THOUSANDS)


                                                   June 30, 2003      December 31, 2002         June 30, 2002
                                                   -------------      ------------------        --------------

Classified loans                                $      11,145         $          14,827         $      20,524
Classified loans as a percentage of
    net loans                                           16.44%                    21.92%                26.37%
Allowance for loan losses                               3,693                     4,185                 4,625
Allowance for loan losses as a percentage
  of net loans                                           5.45%                     6.19%                 5.94%
Tier 1 leverage capital                                 8,355                     8,120                 7,238
Tier 1 leverage ratio                                    8.75%                     8.37%                 5.97%
                                                ==============================================================




                                     UNAUDITED
                      ANALYSIS OF ALLOWANCE FOR LOAN LOSSES
                                (IN THOUSANDS)

                                                   Six Months Ended June 30,
                                                   -------------------------
                                                      2003            2002
                                                      ----            ----

Balance - beginning of period                      $   4,185      $   5,650

   Provision (recovery) for (of) loan losses            (389)           283
   Recoveries                                            180            443

   Charge-offs                                          (283)        (1,751)
                                                   ----------     ----------

Balance - end of period                            $   3,693      $   4,625
                                                   ==========     ==========